EXHIBIT 10.1
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                             PURCHASE AGREEMENT
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      THIS AGREEMENT is made and entered into as of the ___ day of
December, 1997, by and between JMB-40 BROAD STREET ASSOCIATES, an Illinois general partnership (hereinafter called "SELLER"), and 40 BROAD DELAWARE, INC., a Delaware corporation (hereinafter called "BUYER").

                               R E C I T A L S
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      A.    Seller is the owner of that certain real property located in the City, County and State of New York, consisting primarily of an office building sometimes known as "40 Broad Street".
      B. Buyer desires to purchase such premises on the terms and conditions hereinafter documented.
      NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:
      1. PURCHASE AND SALE. Seller shall sell to Buyer, and Buyer shall purchase from Seller, all upon the terms, covenants and conditions hereinafter set forth, the following (herein collectively referred to as the "PROPERTY"):
            (a) the land legally described on Exhibit "A" attached hereto and made a part hereof, together with all buildings, improvements and fixtures located thereon and all of Seller's right, title and interest in and to all rights, privileges and appurtenances pertaining thereto, including all of Seller's right, title and interest in and to all easements, rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (collectively, the "REAL PROPERTY"), including the office building located on the Real Property commonly known as "40 Broad Street" (the "BUILDING");
            (b)   all right, title and interest of Seller in and to
(i) those items of personal property described in Exhibit "B" attached hereto and made a part hereof and all other tangible personal property located on the Real Property and used in the ownership, operation and maintenance of the Real Property, including, without limitation, all furniture, furnishings, fixtures, appliances, machinery and equipment owned by Seller and relating to the Property, (provided, however, the foregoing does not include any proprietary software items), and (ii) all intangible property relating to the Property, including, without limitation, any and all rights of Seller in and to the name "40 Broad Street", all plans and specifications for the Property, all third party engineering, soils, curtain wall and hazardous reports and any other third party studies relating to the Property, all catalogues, warranties, guarantees, correspondence with present or prospective tenants or suppliers, non-proprietary books, records and files (including those maintained by Seller's third party property manager, to the extent owned by or under the control of Seller) relating to the condition or operations of the Property, advertising materials, and telephone exchange numbers (such tangible and intangible property described in this subparagraph (b) is herein collectively called the "PERSONAL PROPERTY"); and
            (c) all right, title and interest of Seller (i) in all leases, licenses and occupancy agreements affecting the Real Property (collectively, the "LEASES"), in each case together with all underlying agreements, work letters, side letters, other agreements relating thereto, and guarantees, warranties and indemnifications from contractors, subcontractors, materialmen, suppliers and others relating to the Property, and in each case, as the same have been or may hereafter be amended, restated, altered, supplemented or otherwise modified from time to time, together with all claims under the foregoing (provided that, subject to Section 5D(1)(b) below, Seller shall not thereby be deemed to have waived or released any rights to indemnification or any defenses, counterclaims or other similar claims with respect to pre-closing occurrences), all refundable security deposits and letters of credit required to be held by Seller under any Lease (collectively, "SECURITY DEPOSITS") and all lease offers and options, together with all rents and other sums due under the Leases, including, without limitation, all base rent, percentage rent, additional rent, other escalations and common area maintenance charges, together with all other revenue of any kind whatsoever derived from the Leases or the Property from and after the Closing (collectively, the "RENTS"), (ii) in and to the service, supply, maintenance, utility and commission agreements, and equipment leases described in Exhibit "R" attached hereto and incorporated herein by this reference which Buyer has agreed to assume ("CONTRACTS BEING ASSIGNED") and all claims thereunder (provided that, subject to Section 5D(1)(b) below, Seller shall not thereby be deemed to have waived or released any rights to indemnification or any defenses, counterclaims or other similar claims with respect to pre-closing occurrences), and (iii) in and to all licenses, the certificates of occupancy, permits, consents, approvals and other written authorizations relating to the use, operation or ownership of the Real Property or Personal Property (the rights and interests of Seller described in this subparagraph (c) are herein collectively called the "OTHER PROPERTY RIGHTS").
      2. PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Property shall be the sum of $34,735,000, subject to the prorations and adjustments set forth in paragraph 5 or as otherwise provided under this Agreement.
      3. PAYMENT OF PURCHASE PRICE. The Purchase Price, as adjusted by the prorations and credits specified herein, shall be paid in cash on the "Closing Date", as hereinafter defined (the amount to be paid under this Section 3 being herein called the "CLOSING PAYMENT") in accordance with
Section 5A below.
      4.    CONDITIONS PRECEDENT.
            A.    TITLE MATTERS.
                  (1) TITLE COMMITMENT. Buyer has ordered and received a copy of that certain Commitment for Title Insurance ("TITLE COMMITMENT") covering the Property from Chicago Title Insurance Company and Stewart Title Insurance Company and Fidelity National Title Insurance Company, (which companies, in their respective capacities as title insurers hereunder, are herein called the "TITLE COMPANIES"). In addition, Buyer has received a copy of that certain survey ("SURVEY") of the Property prepared by Earl B. Lovell - S. P. Belcher, Inc., dated November 13, 1997.
                  (2) EXCEPTIONS TO TITLE. It shall be a condition to Buyer's obligation to close the transactions under this Agreement that, at Closing, Buyer shall receive an ALTA owner's title insurance policy (or "marked up" binder) in the form, and containing the endorsements, affirmative insurance, and reinsurance agreements, specified in Exhibit "C" attached hereto and made a part hereof (the "OWNER'S POLICY").
            B.    COMPLETED DUE DILIGENCE REVIEWS.
                  (1) PRICE REFLECTIVE OF REVIEWS. Buyer has performed and completed those of Buyer's due diligence examinations, reviews and inspections of matters pertaining to the purchase of the Property, including leases, service contracts, warranties, survey and title matters, and physical, environmental and compliance matters and conditions respecting the Property, as Buyer has desired to complete prior to the execution and delivery of this Agreement. Seller and Buyer have discussed the results of Buyer's due diligence examinations, reviews and inspections and the Purchase Price has been adjusted to appropriately take such due diligence matters into account to Buyer's satisfaction and has been determined based on, among other things, such examinations, reviews and inspections, as well as the representations, warranties, covenants and agreements of the parties set forth in this Agreement (and nothing contained in this paragraph shall limit, constitute a waiver of or otherwise affect the obligations of or the enforceability of any of the parties' respective representations, warranties, covenants or agreements set forth herein or the "Closing Documents", as hereinafter defined).
                  (2) CONDUCT OF REVIEWS. Buyer will indemnify, defend, and hold Seller harmless from and against any damage, loss, cost or expense for personal injury or property damage caused by Buyer or its agents in connection with its due diligence reviews, inspections or examinations at the Property. In the event of termination hereunder, Buyer shall return all documents and other materials furnished by or on behalf of Seller hereunder. The parties acknowledge that the information and data received or obtained in connection with the transactions contemplated hereunder are subject to that certain confidentiality letter agreement dated November 2, 1997; provided, that upon completion of the Closing, the November 2, 1997 letter agreement shall terminate and be of no further force or effect.
                  (3) ESTOPPEL CERTIFICATES. It shall be a condition to Buyer's obligation to purchase the Property hereunder that, on or before the Closing Date, Buyer shall have received estoppel certificates ("TENANT ESTOPPEL CERTIFICATES"), dated not more than thirty (30) days prior to the Closing Date, from (i) those full-floor tenants listed on Exhibit "D" attached hereto and made a part hereof, and (ii) a sufficient number of the balance of the tenants at the Property so that Tenant Estoppel Certificates shall be received under clauses (i) and (ii) hereof with respect to not less than 85% of the tenants under leases in effect as of the Closing Date.

Each Tenant Estoppel Certificate shall be substantially in the form provided in Exhibit "E" attached hereto and made a part hereof, without adverse disclosures or statements.
                  (4) PERFORMANCE BY SELLER. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date (including, without limitation, the delivery by Seller of all items required under paragraph 5B(1) below) shall be a condition precedent to Buyer's obligation to purchase the Property.
                  (5) PERFORMANCE BY BUYER. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by Buyer prior to or on the Closing Date (including, without limitation, the delivery by Buyer of all items required under paragraph 5B(2) below) shall be a condition precedent to Seller's obligation to sell the Property).
      5. CLOSING PROCEDURE. The sale and purchase herein provided shall be consummated at a closing conference (the "CLOSING") which shall be held on the Closing Date at a mutually agreed upon location. As used herein, "CLOSING DATE" means December ___, 1997, or such earlier date as may be agreed upon in writing by Buyer and Seller.
            A. ESCROW CLOSING. The closing of the transactions hereunder shall be consummated by a so-called "Escrow" closing. On the last business day prior to the Closing Date, Buyer and Seller shall conduct a pre-closing conference at a mutually agreed upon location, with title transfer and payment of the Purchase Price to be completed on the Closing Date, pursuant to the terms of an Escrow Agreement to be agreed upon by Seller, Buyer and the Title Companies (the "ESCROW AGREEMENT"). Provided all conditions to Seller's obligations hereunder have been satisfied or otherwise waived, and subject to the Escrow Agreement, Seller shall convey title to the Real Property to Buyer on the Closing Date by delivering a duly executed and acknowledged original bargain and sale deed, with covenants against grantor's acts ("DEED") in the form attached as Exhibit "F" hereto. Provided all conditions to Buyer's obligations hereunder have been satisfied or otherwise waived, and subject to the Escrow Agreement, Buyer shall deliver the Closing Payment in immediately available federal funds pursuant to the joint "Direction Letter" described in the Escrow Agreement. Such deliveries shall be made pursuant to the Escrow Agreement.
            B. DELIVERY TO PARTIES. Provided all conditions to Closing shall have been satisfied or otherwise waived, the following items shall be delivered at the Closing:
                  (1) SELLER DELIVERIES. Seller shall deliver (or cause to be delivered) to Buyer the Deed and the following:
                        (a) A duly executed and acknowledged agreement of assignment and assumption of Leases, Rents and the Security Deposits ("TENANT LEASE ASSIGNMENT AND ASSUMPTION") in the form attached as Exhibit "G" hereto;
                        (b) A duly executed assignment and assumption of the Contracts Being Assigned and an assignment (without assumption of any obligations thereunder) of all licenses, permits, warranties, guaranties and Other Property Rights ("GENERAL ASSIGNMENT AND ASSUMPTION") in the form attached as Exhibit "H" hereto;
                        (c) A duly executed bill of sale respecting to Personal Property ("BILL OF SALE"), in the form attached as Exhibit "I" hereto;
                        (d) To the extent not previously delivered to Buyer, originals (or true and correct copies if originals are not available) of all Leases, Contracts, certificates of occupancy, licenses, permits, authorizations and approvals, warranties, plans and specifications and keys tagged for identification, third party engineering, soils, curtain wall and hazardous reports and studies relating to the Property, catalogues, guarantees, correspondence with present or prospective tenants or suppliers and non-proprietary books, records and files relating to the condition and operations of the Property (such items being limited to those in Seller's possession or control and shall be deemed delivered by Seller retaining the same at the Property);
                        (e)   All Tenant Estoppel Certificates received by
Seller;
                        (f) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller;
                        (g) An original letter ("TENANT NOTICE LETTER") in form reasonably acceptable to both Seller and Buyer addressed to each tenant under the Leases, of which will be sent notifying it of the sale of the Property to Buyer and the transfer of Security Deposit to Buyer and advising it that all future payments of Rent and other payments due under the Leases are to be made to Buyer at an address designated by Buyer;
                        (h)   [INTENTIONALLY DELETED].
                        (i) With respect to any Security Deposits which are letters of credit or are otherwise non-cash security deposits, Seller shall (i) if the same are assignable, deliver to Buyer at the Closing such original letters of credit or non-cash security deposits, and execute and deliver such other instruments as the issuers of such letters of credit or non-cash security deposits shall reasonably require in connection with such assignment, and (ii) if such letter of credit or non-cash security deposit is not transferable, Seller shall reasonably cooperate with Buyer to cause the Tenant to deliver a replacement letter of credit or non-cash security deposit, or, at Buyer's option, Seller and Buyer shall execute and deliver at the Closing an appropriate agreement (in form reasonably acceptable to both parties) pursuant to which the benefits of such letter of credit or non-cash security deposit are made available to Buyer (provided the foregoing obligations do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein). Notwithstanding the foregoing, Seller agrees that, if after the Closing and prior to the issuance of any amendment to a letter of credit which names the Buyer as the beneficiary thereunder, or after the Closing and prior to the issuance of a substitute letter of credit which names the Buyer as the beneficiary thereunder, or any other evidence confirming the transfer by the issuing bank of the letters of credit to Buyer, Buyer notifies Seller in writing to draw down on any such letter of credit on Buyer's behalf, Seller will, at Buyer's sole cost and expense, do so upon Seller's receipt of a written instruction to draw down on such letter of credit and to deliver the proceeds to Buyer, provided that prior thereto Buyer shall certify to Seller that pursuant to the terms of the applicable Lease, Buyer is entitled to draw down such letter of credit and delivers Seller a written agreement to indemnify and hold harmless Seller, and Seller's successors and assigns, from and against all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees) with respect to Buyer's instructions. The obligations of Seller referred to in the preceding sentence hereof shall survive the Closing for a period of four (4) months;
                        (j) Duly completed, signed and acknowledged real estate transfer tax returns and any other applicable transfer tax returns or forms (including the New York State Real Estate Transfer Tax Return (Form TP-584) and the New York City Real Property Transfer Tax Return (NYC
RPT);
                        (k) Applicable City, County or State of New York change of ownership forms;
                        (l) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;
                        (m) Any other documents required to be delivered hereunder; and
                        (n)   Such additional documents as may be
reasonably required by Buyer or Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
                  (2) BUYER DELIVERIES. Buyer shall deliver to Seller the Closing Payment and the following:
                        (a) A duly executed and acknowledged Tenant Lease Assignment and Assumption;
                        (b)   A duly executed General Assignment and
Assumption;
                        (c)   A duly executed Tenant Notice Letter;
                        [INTENTIONALLY DELETED].
                        (e) Duly completed, signed and acknowledged real estate transfer tax returns and any other applicable transfer tax returns or forms (including the New York State Real Estate Transfer Tax Return (Form TP-584) and the New York City Real Property Transfer Tax Return (NYC
RPT);
                        (f) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;
                        (g) Any other documents required to be delivered hereunder; and
                        (h)   Such additional documents as may be
reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).
            C. CLOSING COSTS. Seller shall pay the state, county or local real estate transfer taxes payable in the State, City or County of New York attributable to the Deed and conveyance of the Property. Buyer shall pay (i) the title insurance premium for the Owner's Policy, (ii) the cost to obtain the Survey, and (iii) all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Seller and Buyer shall each pay one-half of the recording fees attributable to the Deed. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided.
            D.    PRORATIONS.
                  (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of 11:59 p.m. on the day prior to the Closing Date, with such prorations being calculated (except as otherwise set forth below) on the basis of Seller being responsible for all expenses and entitled to all income attributable to periods prior to the Closing Date and Buyer being responsible for all expenses and entitled to all income attributable to periods on and after the Closing Date.
                        (a)   REAL ESTATE TAXES AND ASSUMPTIONS.   All real
estate taxes and assessments on the Property for the 1997 calendar year, with such proration being calculated on the basis of the tax bill for the tax period commencing January 1, 1997 through June 30, 1997 and the tax period commencing July 1, 1997 through December 31, 1997. If tax refunds are paid to Buyer after the Closing Date for periods prior to the Closing Date, then after deducting the amounts required to be returned to tenants pursuant to the terms of the leases (as determined by Buyer in good faith) and the reasonable costs (including, without limitation, any third party legal fees and expenses relating thereto) incurred by Buyer to pursue, collect and process such refunds (appropriately adjusted if such costs are also applicable to refunds obtained for periods on or after the Closing
Date), the net refund amounts attributable to Seller's period of ownership shall be promptly paid over to Seller by Buyer. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date). If there shall be any tax certiorari proceeding or tax protest proceeding with respect to the Property relating to periods prior to or including the Closing Date, Seller and Buyer shall, from and after the Closing Date, jointly direct the prosecution of such appeals. After the Closing, at Buyer's option, Buyer may, subject to Seller's reasonable approval, elect to change counsel handling such proceedings. Buyer and Seller shall cooperate with each other in connection with such proceedings and appeals and collection of a refund of real property taxes paid. This section shall survive Closing.
                        (b) RENT AND REVENUES. All Rent, including all fixed and additional rentals (including any percentage rent, escalations and pass-throughs of operating and similar expenses) under the Leases, all parking income and other operating income generated by the Property shall be prorated in the manner contemplated above. Seller shall deliver or provide a credit to Buyer on the Closing Date in an amount equal to all prepaid rentals for periods after the Closing Date and all Security Deposits (except to the extent the foregoing have been applied or forfeited prior to the Closing Date in accordance with the terms of the Lease and such application or forfeiture is not the subject of any dispute or claim for recovery or misapplication of the same). Rents or other receivables which are unpaid or delinquent as of the Closing Date shall not be prorated on the Closing Date (and neither party shall receive any credit therefor on the Closing Date). Buyer shall include such receivables and other delinquencies identified on the Closing Date by the parties in its normal billing and shall use reasonable efforts to pursue the collection thereof after the Closing Date (but Buyer shall not be required to litigate, declare a default or otherwise take any action with respect to any lease in connection therewith). To the extent Buyer actually receives rents or other charges from delinquent tenants on or after the Closing Date through the one-year anniversary of the Closing Date, which are attributable to such tenant's delinquent rent or charges, such payments shall be applied first toward then current rent and other charges and amounts, both current and delinquent, owed to Buyer in connection with the applicable lease or other agreement for which such payments are received, with any remaining amounts so received to be promptly remitted by Buyer to Seller for application to such receivables and other delinquencies. With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.
                        (c)   OPERATING EXPENSES.  Subject to the
provisions of subparagraph (d) below, utility charges and other operating expenses for the Property and contract payments for Contracts Being Assigned shall be prorated in the manner contemplated above; provided, however, that Seller shall not receive credit for any prepaid operating expenses unless the same were for ordinary operations at the Property after the Closing Date for the benefit of Buyer. To the extent that the amount of actual consumption of any utility services or the amount of any contract payment or other expense is not determined prior to the Closing Date, a proration shall be made at Closing based on the last available reading (as to utilities) or other reasonable estimates, and post-closing adjustments between Buyer and Seller shall be made within twenty (20) days of the date that actual consumption or charges are determined for such pre-closing period. Seller shall not assign to Buyer any deposits which Seller has with any of the utility services or companies servicing the Property unless Buyer, at Buyer's option, shall purchase the deposits at Closing and Seller shall assign to Buyer all of Seller's right, title and interest in such deposits.
                        (d) PASS-THROUGHS. Seller shall pay or credit to Buyer (on an aggregate good-faith estimated basis at Closing, with a detailed re-adjustment, if necessary, after Closing as actual amounts become known and reconciliations with tenants are completed) Excess Seller Recoveries (as defined below), if any, for each Lease. The "EXCESS SELLER RECOVERY" for each Lease shall be the amount by which the tenant's payments to Seller under such Lease on account of common area maintenance charges, taxes and operating expenses and similar expenses, other than real estate taxes (collectively, "PASS-THROUGHS") for the calendar year 1997 or other relevant period prior to the Closing for which Pass-Throughs are determined under the Lease exceeds the product of (i) Seller's actual out of pocket costs (or Seller's actual costs in excess (when annualized) of base year costs or stops for Leases where Pass-Throughs are paid on an escalation basis) for such period for the items subject to such Pass-Throughs, multiplied by (ii) such tenant's percentage share of such Pass-Throughs under such Lease. In addition, Seller shall reimburse Buyer after Closing if Buyer is required to refund after Closing (pursuant to any Lease) any overcharge or incorrect charge for operating expenses or taxes or charges of a similar nature or fixed or percentage rent attributable to the period of Seller's ownership. If any tenant is required to pay after Closing (pursuant to any Lease) any underpayment for Pass-Throughs on account of the landlord's costs being in excess of those upon which estimated tenant payments on account of Pass-Throughs are based, Buyer shall bill the tenant therefor and, upon receipt of such payment, application shall be made first to such tenant's share of the excess landlord costs for the relevant period incurred by Buyer, and then to such tenant's share of the excess landlord costs for the relevant period incurred by Seller. Any amounts that may be due Seller as a result of such re-prorations shall be paid by Buyer to Seller promptly after Buyer collects such amounts from the tenants, and any amounts that may be due the tenants as a result of such re-prorations shall be paid by Seller to Buyer promptly after written request therefor is delivered to Seller by Buyer (together with reasonably satisfactory evidence of the amount due the tenants).
                        (e) LEASING COMMISSIONS AND CONCESSIONS. Seller shall credit to Buyer an amount equal to all tenant improvement allowances and leasing commissions with respect to those Leases which are listed in Exhibit "L-1" which are unpaid as of the Closing Date (and Buyer shall assume all Seller's obligations regarding such allowances and commissions to the extent of such credit (the "BUYER CREDITED CONCESSION OBLIGATIONS"), provided that if such credit is incorrectly calculated at Closing, it shall be subject to adjustment after Closing, notwithstanding Buyer's assumption of obligations), and Buyer shall pay to Seller an amount equal to all tenant allowances and leasing commissions which have been paid by Seller (and shall assume all obligations regarding tenant allowances and leasing commissions not paid by Seller (the "SPECIFIED BUYER CONCESSION OBLIGATIONS")) with respect to those Leases listed in Exhibit "L-2". At Closing, Buyer shall take subject to (and, except as otherwise set forth on the closing statement, without credit for) any remaining free or reduced rent periods specified in any Leases which are then in effect and shall further assume all obligations regarding any leasing commissions, tenant improvement allowances (or free or reduced rent or other concessions in lieu thereof), and any buy-out, finish out, moving, refurbishment, cash payments to tenants and other concessions or allowances granted to induce a tenant to enter into a Lease, or expand or renew a Lease or accruing upon the exercise of any renewals, extensions, expansions or similar rights regarding the Leases (collectively, the "CONCESSIONS") which are exercised after the Closing if and to the extent (i) such Concessions (other than leasing commissions not set forth in the Leases) are expressly provided in the Lease to accrue upon the exercise after the Closing of any renewal, extension, expansions or similar rights regarding such Lease, or upon the occurrence of any date or other event or condition specified in the relevant Lease which has not occurred prior to Closing, and (ii) as to leasing commissions not specified in the Leases the same are owed under the commission agreements described in Exhibit "Q" attached hereto (the foregoing obligations, together with the Buyer Credited Concession Obligations and the Specified Buyer Concession Obligations, are collectively called the "BUYER CONCESSIONS OBLIGATIONS"). Seller shall remain responsible for any such Concessions which are not Buyer Concession Obligations (the "SELLER CONCESSIONS OBLIGATIONS").
                        (f)   OPERATING EXPENSES.  Unless otherwise
provided herein, any other operating expense or other operating items pertaining to the Property which are customarily prorated between a buyer and a seller in New York County shall be prorated according to the custom relating to such item.
                  (2) CALCULATION. The prorations and payments required hereunder shall be made on the basis of a written statement prepared and approved jointly by Seller and Buyer at or prior to Closing, provided that each party shall be deemed to have reserved its rights in respect thereof to the extent and in the event any prorations or apportionments made under this paragraph 5D shall prove to be incorrect for any reason, in which case each party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated at Closing because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. The provisions of this paragraph 5D shall survive the Closing (and shall not merge therein) until the end of the "Survival Period" (as hereinafter defined).
      6.    [RESERVED].
      7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.
            A.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.
                  (1) GENERAL DISCLAIMER. Except as specifically set forth in paragraph 7A(2) below and in the certificates and other instruments to be delivered by Seller at Closing pursuant to the provisions of paragraph 5B(1) hereof (collectively, the "CLOSING DOCUMENTS"), the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements or the intrusion of water into the electrical vault at the Building, any problems with the electrical system at the Building resulting from or related to such water problems, any structural or physical damage resulting from or related to such water problems, or any other matters resulting therefrom or related thereto [the "Water-Electrical Matters"]), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes, the status of development or use rights respecting the Property or matters relating to variance between record description of the Property and the tax map description of the Property [the "Description Variance"]), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, Buyer has examined, reviewed and inspected all matters which Buyer desires to examine, review or inspect with respect to the Property. Buyer will acquire the Property on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy, as well as the representations, warranties, covenants and agreements of Seller contained herein and in the Closing Documents. Without limitation thereon, Buyer hereby waives any and all rights of contribution or other rights or remedies against Seller under the Comprehensive Environmental Response Compensation and Liability Act or other applicable environmental laws, rules or regulations. Buyer acknowledges that Buyer is acquiring the Property subject to the Water-Electrical Matters and, notwithstanding anything to the contrary contained herein, Buyer waives any and all rights or remedies against Seller of any kind or nature with respect to the Water-Electrical Matters or any matter related thereto, including any cost to repair associated with the Water-Electrical Matters.
                  (2) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of paragraph 7A(1) above, Seller hereby represents and warrants that, except as set forth in Exhibit "M" attached hereto and made a part hereof:
                        (a) RENT ROLL; LEASES. Attached as Exhibit "N" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all Leases. The information concerning the Leases set forth in Exhibit "O" hereto is true, complete and accurate. Attached as Exhibit "P" is a listing of Security Deposits (including letters of credit and other non-cash deposits) held by Seller, which listing has been prepared in good faith by or on behalf of Seller. The parties acknowledge that the Closing credit on account of security deposits is being made on the basis of such list, and that any inaccuracies in such credit on account of inaccuracies in such list shall be adjusted after Closing as part of the reproration process contemplated under paragraph 5D above. Except for the Leases, there are no other leases, occupancy agreements or other agreements, written or oral, which have entered into by or on behalf of the owner of the Property granting any person or entity temporary or permanent rights of possession with respect to the Property. Seller has not received any written notice of any subleases or assignments executed on the part of any tenant that has not, to Seller's knowledge, been disclosed in Exhibit "N". Except as set forth in Exhibit "O", no rent has been paid more than one (1) month in advance by any tenant under any Lease. Seller has not received any written notice of default under any of the Leases which remains uncured. Neither Seller nor, to Seller's knowledge, any other party is in monetary default under any Leases. Neither Seller nor, to Seller's knowledge, any other party is in material non-monetary default under any of the Leases. Seller has, or prior to the Closing Date will have, completed all tenant improvements and paid for all tenant improvement allowances, leasing commissions and other Concessions for which monetary amounts are payable by the landlord under the Leases (except for those set forth in Exhibit "L-2" hereto or which are Buyer Concessions Obligations). Except as set forth on Exhibit "Q" attached hereto and made a part hereof, there are no agreements for the payment of any leasing or brokerage commissions or fees which will be binding upon Buyer after the Closing or result in any lien, claim or other right against Buyer's interest in the Property after Closing. Except as set forth in the Leases or in Exhibits "L-2" or "O", there are no rent abatements or concessions granted to any tenants which are applicable to periods from and after the Closing Date. Seller has delivered to Buyer true, correct and complete copies of the Leases and the commission agreements identified in Exhibit "Q" hereto.
                        (b)   LITIGATION.  There are no actions,
litigation, condemnation or other proceedings against the Property or against Seller with respect to the Property which are either pending or which have been threatened in writing.
                        (c) COMPLIANCE. Seller has not received any written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances. Seller has not received any written notice of any existing, proposed or contemplated plans to widen, modify or realign any street or highway, or any existing or proposed or contemplated eminent domain proceedings which would affect the Property in any way whatsoever, or the present use, size, alignment or location of any streets adjacent to the Property, or any planned public improvements which may be constructed on the surface of or underneath the streets in the vicinity of the Building. Seller has not received any written notice of any violation of any Permitted Exceptions or other matters of record or any written notice from any tenant or any federal, state or local governmental authority of any violation or investigation into an alleged violation of or requirement of compliance with the certificate of occupancy for the Building, any laws, ordinances, codes, regulations or restrictions, federal, state or local (including with respect to the Americans with Disabilities Act of 1990, as amended), affecting the Building or Property (or any portion thereof) which has not been complied with or of any proposed revocation or suspension of any certificates of occupancy or other Building permits.
                        (d) SERVICE AGREEMENTS. Seller has not entered into any management, maintenance, operating or service contracts, telecommunications licenses, equipment leases or other contracts of a similar nature affecting the Property, which will remain in force on and after the Closing Date, except the Contracts Being Assigned described in Exhibit "R" attached hereto (or which are otherwise Permitted Exceptions which will remain in effect on and after the Closing Date). Neither Seller nor, to Seller's knowledge, any other party is in monetary default or material non-monetary default under any of the Contracts Being Assigned or the Permitted Exceptions. Neither Seller nor, to Seller's knowledge, Manager has received any written notice of default under any of the Contracts Being Assigned or the Permitted Exceptions which remains uncured.

Seller has heretofore delivered true, correct and complete copies of all Contracts Being Assigned (including all amendments thereto).
                        (e) INSURANCE. Attached as Exhibit "S" hereto and made a part hereof is a true and correct summary of the insurance coverage maintained by Seller with respect to the Property.
                        (f) NO EMPLOYEES. There are no employees of Seller at the Property and Seller is not a party to any labor, union or collective bargaining agreement with respect to the Property.
                        (g)   DUE AUTHORITY.  This Agreement and all
agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a general partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided. Neither Seller's execution and delivery of this Agreement nor the performance by Seller of its obligations hereunder will result in the violation of any law or any provision of the general partnership agreement of Seller or the articles of incorporation and by-laws of Seller's general partners or will conflict with any order or decree of any court or environmental instrumentality of any nature by which Seller is bound.
                        (h) ENVIRONMENTAL MATTERS. Except as set forth in the reports described in Exhibit "T" attached hereto and made a part hereof (the "ENVIRONMENTAL REPORTS"), Seller has not received written notice and Seller has no knowledge of and has not caused the existence, deposit, storage, removal, burial, discharge or release at, on or under the Property of any material known to Seller to be one or more of the following: "toxic substances", "toxic materials", "hazardous waste", "hazardous substances", "pollutants" or "contaminants", as those terms are defined in the Resource, Conservation and Recovery Act of 1976, as amended (42 U.S.C. section 6901, et seq.), the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. section 9601, et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C.
section 1801, et seq.), the Toxic Substances Control Act of 1976, as amended (15 U.S.C. section 2601, et seq.), the Clean Air Act, as amended (42 U.S.C. section 1251, et seq.) and any other federal, state or local law, statute, ordinance, rule, regulation, code, order, approval, policy and authorization relating to health, safety or the environment, to the extent any of the foregoing are in effect as of the date hereof (said laws being hereafter referred to collectively as "ENVIRONMENTAL LAWS"); asbestos or asbestos-containing materials; oils; petroleum-derived compounds, pesticides; or polychlorinated biphenyls (all of which are hereafter collectively referred to as "HAZARDOUS MATERIALS"). Seller has not received any written complaint, order, citation or notice from any governmental authority with regard to any violations of Environmental Laws regarding air emissions, water discharges, noise emissions, and Hazardous Materials, if any, or any other environmental, health or safety matters affecting the Property, or any part thereof. The foregoing representations and warranties do not cover the presence of Excluded Materials (hereafter defined) from whatever the source on, in or under the Property. "Excluded Materials" shall mean Hazardous Materials (i) other than asbestos or asbestos-containing materials, whose storage, disposal or presence on, in or under any part of the Property does not constitute a violation of the Environmental Laws, or (ii) which may be present in (a) paints (other than lead-based paints), glues, fuels, photocopy equipment supplies, janitorial supplies, cleaning agents and solvents, or (b) inventory held for sale at retail by tenants or (iii) in quantities commonly stored, found or maintained for similar uses in office buildings of a similar nature.
Except as may otherwise be set forth in the Environmental Reports, to Seller's knowledge, the Property has never been used as a chemical burying site, no Hazardous Materials have been buried or deposited on the site, and no unclean landfill has been used on the site. Except as may otherwise be set forth in the Environmental Reports, to Seller's knowledge, the Property does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells.
                        (i)   OPERATING STATEMENTS.  The operating
statements delivered to Buyer relating to the Property for years 1994, 1995, 1996 and partial year 1997 were prepared in good faith in the ordinary course of Seller's business (and are used by Seller for reporting to the partners of Seller, for determining such partners' distributions, for calculating Pass-Throughs, and for preparation of Seller's tax returns).
                        (j) NO OTHER AGREEMENTS; NO DEFAULTS. Except for the Leases, the Contracts Being Assigned and any Permitted Exceptions which will remain in effect on and after the Closing Date (collectively, the "PROPERTY AGREEMENTS"), Seller has not entered into, and Seller has no knowledge of, any agreements with respect to the Property which will be binding upon Buyer after the Closing or result in any lien or, claim against Buyer's interest in the Property after Closing. Seller is not in monetary default nor material non-monetary default with respect to the Property Agreements. Seller has not received any notice of default under any of the Property Agreements which remains uncured.
                        (k) PERSONAL PROPERTY. The Personal Property is on-site at the Property and is free and clear of liens and encumbrances other than the Permitted Exceptions. Seller shall convey the Personal Property "as is" with all its faults, and without any warranty of any kind or nature, including, without limitation, any warranty of merchantability, fitness for a particular purpose, or warranty against any patent, trademark or copyright infringements.
                        (l) TAXES. Seller has delivered to Buyer true and correct copies of all tax bills payable in connection with the Property for the current tax year. Seller has not received any written notice of any proposed assessments on the Property.
                        (m) NO OPTIONS. Seller has not granted any right of first refusal, purchase option, redemption right or other similar acquisition rights to any tenant or any other party which would prevent Seller from completing the transfer of the Property in the manner contemplated herein or which would bind Buyer subsequent to the Closing ("EXISTING OPTIONS"). Seller has not entered into any currently effective agreement to sell or dispose of all of its interests in and to the Property (except for this Agreement).
                        (n) BANKRUPTCY. Seller has not commenced a voluntary case, nor has there been commenced against Seller , an involuntary case, nor has Seller consented to the appointment of a "Custodian" of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any applicable "Bankruptcy Law" that it is for relief against Seller in an involuntary case or appoints a Custodian for Seller or for all or any substantial part of its property. The term "BANKRUPTCY LAW" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
                        (o) NO LATENT DEFECTS. To Seller's knowledge, there are no "latent defects" with respect to the Building (except to the extent related to the Water-Electrical Matters). As used herein, "latent defects" means material defects to the structural integrity of the Building which are known to Seller and which could not have been discovered by a prudent buyer diligently inspecting the Building (such inspections including engaging reputable and appropriate professionals to conduct engineering and structural inspections, reviews and examinations of the Building and the Parking Structure). Seller acknowledges that, based on information supplied by Buyer to Seller, Buyer's engineering and structural inspections, reviews and examinations satisfy the foregoing prudent buyer standard. Without limitation on the other limitations on, or waivers of, liability contained herein, nothing contained herein shall impose any liability on Seller with respect to the Water-Electrical Matters (Buyer acquiring the Property subject to the same).
                        (p)   CERTAIN PHYSICAL REPORTS.  To Seller's
knowledge, Seller has delivered or otherwise made available to Buyer all third party roofing reports, and all reports relating to capital repairs made to the Property, to the extent the same are in Seller's possession or control.
                        (q) DEFINITION OF SELLER'S KNOWLEDGE. As used herein, the term "SELLER'S KNOWLEDGE" or any term referring to the knowledge of Seller shall mean the present actual knowledge of Douglas Welker of JMB Realty Corporation, the partnership coordinator overseeing Seller's investment in the Property and the person within Seller's organization most familiar with the Property (after consulting with the on-site property manager and leasing agent for Seller's third party property management company and having them review the representations and warranties contained herein, but otherwise without any duty to investigate and with any imputed or constructive knowledge being excluded).
            B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants that this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a corporation, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided; and neither Buyer's execution and delivery of this Agreement nor the performance by Buyer of its obligations hereunder will result in the violation of any law or any provision of the limited partnership agreement of Buyer or the articles of incorporation and by-laws of Buyer's general partners or will conflict with any order or decree of any court or environmental instrumentality of any nature by which Buyer is bound.
            C. SURVIVAL. Any cause of action of Buyer for a breach of the representations and warranties of Seller contained in this Agreement shall survive until December 1, 1998 ("SURVIVAL PERIOD"), and (unless written notice setting forth a claim therefor with specificity shall have been delivered by Buyer to Seller on or before December 1, 1998, and litigation respecting the same commenced not later than December 31, 1998) such representations and warranties, and any cause of action resulting from a breach thereof not then in litigation, shall thereupon terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder); provided, however, nothing contained in the foregoing shall limit or release Seller's liability hereunder with respect to its proration and reproration obligations. As used herein, the term "BUYER'S KNOWLEDGE" (or any term referring to the knowledge of Buyer) shall mean the present actual knowledge of Brad Child. With respect to the foregoing, Buyer shall be deemed to have actual knowledge of the information contained in any and all written reports or studies prepared by or on behalf of Buyer in connection with its due diligence reviews, inspections and examinations of the Property.

      INDEMNIFICATION.
            BY BUYER. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any and all third party claims for personal injury or property damage caused by Buyer's torts related to the Property and occurring on or after the Closing Date, and (2) all costs and expenses, including reasonable attorney's fees, incurred by Seller as a result of the foregoing.
            BY SELLER. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party claims for personal injury or property damage caused by Seller's torts related to the Property and occurring prior to the Closing Date; and (2) all costs and expenses, including reasonable attorney's fees, incurred by the Buyer as a result of such claims.
            GENERALLY. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within 30 days after it has notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within 10 days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement.
      9. PRE-CLOSING REMEDIES; TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, neither party shall be obligated to close the transactions contemplated hereby and either Seller or Buyer may at its option and in its sole discretion terminate this Agreement at any time prior to Closing. If the transactions herein provided shall not be closed for any reason, whether resulting from a failure of a condition set forth herein or by reason of a default or breach by Seller or Buyer hereunder, the sole right or remedy of either party hereto as a result of such failure to close shall be to terminate this Agreement. In no event shall any action for specific performance, for damages or otherwise be permitted as a result of any failure to close the transactions hereunder (and in no event shall any LIS PENDENS or other notice of lawsuit or claim upon the Property be pled in connection therewith). Nothing contained herein shall limit any rights a party may have to indemnification pursuant to paragraphs 4B(2) and 10A hereof. In addition, nothing contained in this paragraph 9 is intended to limit the rights or remedies of the parties from and after the Closing, if the same shall have occurred hereunder (the parties hereto agreeing, however, that following such Closing, no right to terminate this Agreement and no right of recision shall be available to either party).
      10.   MISCELLANEOUS.
            A.    BROKERS.
                  (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 10 A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.
                  (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, LLC (the "BROKER") pursuant to a separate written agreement between Seller and Broker. Buyer shall have no liability or obligation for any commissions which may be owed to the Broker.
            B.    LIMITATION OF LIABILITY.
                  (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released in writing any applicable rights in further limitation), the aggregate liability of Seller to Buyer (or anyone claiming by, through or under Buyer or any successor or assign of Buyer) arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) or otherwise in connection with the Property (the "SPECIFIED LIABILITIES") shall be limited to actual damages (including reasonable attorneys' fees,) and shall in no event exceed $1,500,000 in the aggregate.
                  (2) In no event shall Seller have any liability pursuant to or in connection with the Specified Liabilities unless and until such Specified Liabilities shall exceed $25,000 in the aggregate; provided, however, nothing contained in the foregoing shall limit Seller's liability for any proration amounts provided for in paragraph 5D of this Agreement.
                  (3) No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall have recourse solely limited to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).
                  (4) Notwithstanding the foregoing, (i) if Seller or its successor-in-interest shall fail to retain unencumbered reserves of at least $1,500,000 at the time of closing hereunder or (ii) if during the period commencing on the Closing Date and ending on the expiration of the Survival Period, Seller or its successor-in-interest shall utilize such reserves for any purpose other than the payment of claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to the Specified Liabilities, then subject to the terms and conditions of this Agreement, Buyer may, during the Survival Period, have recourse to the assets of JMB Realty Corporation ("JMB"), as the general partner or the general partners of Seller, for the payment of any Specified Liabilities and, by signing this Agreement JMB acknowledges that, subject to the provisions hereinafter set forth, JMB shall be liable for the Specified Liabilities; provided, however, the aggregate liability of JMB in connection therewith shall not exceed $1,500,000 in the aggregate and shall be further limited as follows:
                        (i) with respect to the initial reserve amount at the time of Closing hereunder, such liability shall be limited to the lesser of the amount by which $1,500,000 exceeds the amount actually reserved by Seller or its successor-in-interest in closing hereunder, and $1,500,000; or
                        (ii) during the Survival Period, such liability shall be limited to the lesser of the amount of such reserves which, during the Survival Period, are utilized for purposes other than the payment of the Specified Liabilities, and $1,500,000.
Without limitation on the other limitations on, or waivers of, liability contained herein, JMB shall have no liability or obligation with respect to the Water-Electrical Matters (Buyer acquiring the Property subject to the same).
            C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.
            D. TIME OF THE ESSENCE. Time is of the essence of this Agreement.
            E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.
            F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.
            G. SUCCESSORS AND ASSIGNS. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.
            H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

                  TO BUYER:

                  c/o  GSIC Realty Corporation
                  255 Shoreline Drive, Suite 600
                  Redwood City, California  94065
                  Attention:  Mr. Brad Child

                  WITH COPY TO:
                  Sidley & Austin
                  875 Third Avenue
                  New York, New York 10022
                  Attention:  Andrew R. Berman, Esq.

                  TO SELLER:

                  c/o JMB Realty Corporation
                  900 North Michigan Avenue
                  19th Floor
                  Chicago, Illinois 60611
                  Attention:  Mr. Glenn Emig

                  WITH COPIES TO:

                  Pircher, Nichols & Meeks
                  1999 Avenue of the Stars
                  Suite 2600
                  Los Angeles, California 90067
                  Attention:  Real Estate Notices (GML)

                  AND TO:

                  Richard Ellis, LLC
                  Three First National Plaza
                  Chicago, Illinois  60602
                  Attention:  Mr. Larry Vogler

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.
            I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.
            J. FURTHER ASSURANCES. Each party agrees that it will, without further consideration, execute and deliver such other documents and take such other action, whether prior or subsequent to the Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement; provided, however, that neither Seller nor Buyer shall be obligated to incur any obligations or material expenses except as otherwise required hereunder. The provisions of this Paragraph shall survive the Closing until the expiration of the Survival Period.
            K. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              JMB-40 BROAD STREET ASSOCIATES,
                              an Illinois general partnership

                              By:   JMB INCOME PROPERTIES, LTD.,-XII,
                                    an Illinois limited partnership,
                                    General Partner

                                    By:    JMB REALTY CORPORATION,
                                           a Delaware corporation,
                                           Corporate General Partner


                                           By:   _________________________
                                           Name: _________________________
                                           Title:_________________________
                                                 "Seller"


                              40 BROAD DELAWARE, INC.,
                              a Delaware corporation


                              By:   _____________________________________
                              Name: _____________________________________
                              Title:_____________________________________

                              By:   _____________________________________
                              Name: _____________________________________
                              Title:_____________________________________
                                    "Buyer"

                                EXHIBIT LIST


                  "A"   -  PROPERTY DESCRIPTION

                  "B"   - PERSONAL PROPERTY

                  "C"   - FORM OF OWNER'S POLICY

                  "D"   - LIST OF REQUIRED TENANTS

                  "E"   - FORM OF TENANT ESTOPPEL CERTIFICATE

                  "F"   - FORM OF DEED

                  "G"   - FORM OF TENANT LEASE ASSIGNMENT AND
                          ASSUMPTION

                  "H"   - FORM OF GENERAL ASSIGNMENT AND ASSUMPTION

                  "I"   - FORM OF BILL OF SALE

                  "J"   - [INTENTIONALLY DELETED]

                  "K"   - [INTENTIONALLY DELETED]

                  "L-1" - SELLER'S TI/LEASING COMMISSION OBLIGATIONS

                  "L-2" - BUYER'S TI/LEASING COMMISSION OBLIGATIONS

                  "M"   - EXCEPTIONS TO SELLER'S REPRESENTATIONS AND
                          WARRANTIES

                  "N"   - LIST OF LEASES (AND SUBLEASES OR ASSIGNMENTS)

                  "O"   - RENT ROLL

                  "P"   - LIST OF SECURITY DEPOSITS

                  "Q"   - LEASING COMMISSION AGREEMENTS

                  "R"   - CONTRACTS BEING ASSIGNED (INCLUDING SERVICE
                          AGREEMENTS AND PARKING AGREEMENTS AND LEASES)

                  "S"   - INSURANCE COVERAGE SUMMARY

                  "T"   - ENVIRONMENTAL REPORTS

                       NEW YORK BARGAIN AND SALE DEED

      THIS INDENTURE is made this ____ day of December, 1997, by and between JMB-40 BROAD STREET ASSOCIATES, an Illinois general partnership, having an address at c/o JMB Realty Corporation, 900 North Michigan Avenue, Chicago, Illinois 60611, the Grantor, and 40 BROAD DELAWARE, INC., a Delaware corporation, having an address at c/o GSIC Realty Corporation, 255 Shoreline Drive, Suite 600, Redwood City, California 94065, the Grantee.

      WITNESSETH, that the Grantor, in consideration of Ten and No/100 Dollars, and other valuable consideration paid by the Grantee, does hereby grant and release unto the Grantee, the heirs or successors and assigns of the Grantee forever,

      ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of New York, County of New York, State of New York, and more particularly described in Exhibit "A", hereunto annexed and made a part hereof, subject to those liens, encumbrances, easements, covenants, conditions, restrictions and other matters disclosed on Exhibit "B", hereunto annexed and made a part hereof.

      TOGETHER with all right, title and interest, if any, of the Grantor in and to any streets and roads abutting the above described premises to the center lines thereof; TOGETHER with the appurtenances and all the estate and rights of the Grantor in and to said premises; TO HAVE AND TO HOLD the premises herein granted unto the Grantee, the heirs or successors and assigns of the Grantee forever.

      AND the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor (but not otherwise).

      AND the Grantor, in compliance with Section 13 of the Lien Law, covenants that the Grantor will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the costs of the improvements and will apply the same first to the payment of the cost of the improvements before using any part of the total of the same for any other purpose.

      The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.


      IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

In presence of:               JMB-40 BROAD STREET ASSOCIATES,
                              an Illinois general partnership

                              By:   JMB INCOME PROPERTIES, LTD.,-XII,
                                    an Illinois limited partnership,
                                    General Partner

                                    By:    JMB REALTY CORPORATION,
                                           a Delaware corporation,
                                           Corporate General Partner
ATTEST:

_____________________________              By:   _____________________
Assistant Secretary                        Its:  _____________________
[CORPORATE SEAL]

STATE OF ILLINOIS )
                   )    SS.
COUNTY OF COOK )


      On the ___ day of December in the year 1997 before me personally came ______________________ to me known, who, being by me duly sworn, did depose and say that he/she resides at _____________________________________; that he/she is the ___________________________ of JMB Realty Corporation, a Delaware corporation, the corporation described in and which executed the above instrument; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.


                                    ___________________________________
                                    Notary Public, State of Illinois
                                    My commission expires:  ___________

STATE OF ILLINOIS )
                   )    SS.
COUNTY OF COOK )


      On the ___ day of December in the year 1997 before me personally came ______________________ to me known, who, being by me duly sworn, did depose and say that he/she resides at _____________________________________; that he/she is the ___________________________ of JMB Realty Corporation, a Delaware corporation, the corporation described in and which executed the above instrument in its capacity as the Corporate General Partner of JMB Income Properties, Ltd., -XII, an Illinois general partnership, which is the General Partner of JMB-40 Broad Street Associates, an Illinois general partnership; and that he/she signed his/her name thereto by authority of the board of directors of said corporation.


                                    ___________________________________
                                    Notary Public, State of Illinois
                                    My commission expires:  ___________

                   TENANT LEASE ASSIGNMENT AND ASSUMPTION

                    (40 Broad Street; New York, New York)

      FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, JMB-40 BROAD STREET ASSOCIATES, an Illinois general partnership ("SELLER"), hereby sells, transfers, assigns and conveys to 40 BROAD DELAWARE, INC., a Delaware corporation ("BUYER"), all right, title and interest of the landlord in and to all Leases respecting the "Property" (as such terms are defined in that certain Purchase Agreement (the "PURCHASE AGREEMENT") dated as of December ___, 1997, between the Seller and Buyer, providing for, among other things, the purchase and sale of that certain office building located in New York, New York, commonly known as "40 Broad Street", including those leases described in Exhibit "A" attached hereto, all underlying agreements, correspondence, work letters, guarantees of lease and other agreements, if any, relating to the Leases, all claims under the Leases, and all Security Deposits and Rents and all lease offers and options relating to the foregoing (provided that, subject to Section 5D(1)(b) of the Purchase Agreement, Seller shall not hereby be deemed to have waived or released any party from any rights to indemnification or any defenses, counterclaims or other similar claims with respect to pre-closing occurrences).

      The parties hereto agree and acknowledge that this Agreement constitutes a present assignment of Seller's right, title and interest in, to and under the Leases, Security Deposits and Rents, but not Seller's obligations or liabilities under the Leases, Security Deposits and Rents, in each case, accruing or occurring prior to the date hereof, except as otherwise provided for in the Purchase Agreement.

      This Assignment shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

      This Tenant Lease Assignment and Assumption is given pursuant to the Purchase Agreement. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in Paragraph 10B of the Purchase Agreement) provided in the Purchase Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. The property conveyed hereunder is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Purchase Agreement.

      This Tenant Lease Assignment and Assumption may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      Seller agrees that it will at any time and from time to time, upon the reasonable request of Buyer, its successors and assigns, do, execute, acknowledge and deliver all such future instruments and documents to further and more fully carry out the purposes of this instrument (provided the foregoing obligations do not materially increase the costs to, or liability or obligation of, Seller in a manner not otherwise provided in the Purchase Agreement).

      Buyer hereby accepts delivery of the foregoing Tenant Lease Assignment and Assumption and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller under the Leases, to the extent the same arise from and after the date hereof and are not the responsibility of the Seller under the provisions of the Purchase Agreement, including, but not limited to, the provisions of
Section 5D of the Purchase Agreement; however, the foregoing shall not limit Buyer's obligations under Section 5D of the Purchase Agreement.

      Buyer agrees that it will at any time and from time to time, upon the reasonable request of Seller, its successors and assigns, do, execute, acknowledge and deliver all such future instruments and documents to further and more fully carry out the purposes of this instrument (provided the foregoing obligations do not materially increase the costs to, or liability or obligation of, Seller in a manner not otherwise provided in the Purchase Agreement).

      DATED:  As of December ___, 1997.

                        JMB-40 BROAD STREET ASSOCIATES,
                        an Illinois general partnership

                        By:   JMB INCOME PROPERTIES, LTD.,-XII,
                              an Illinois limited partnership,
                              General Partner

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner


                                    By:  __________________________
                                    Name:  ________________________
                                    Title: ________________________


                        40 BROAD DELAWARE, INC.,
                        a Delaware corporation


                        By:  __________________________
                        Name:  ________________________
                        Title:  _______________________


                        By:   _________________________
                        Name: _________________________
                        Title:  _______________________

                      GENERAL ASSIGNMENT AND ASSUMPTION

                    (40 Broad Street; New York, New York)



      FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, JMB-40 BROAD STREET ASSOCIATES, an Illinois general partnership ("SELLER"), hereby sells, transfers, assigns and conveys to 40 BROAD DELAWARE, INC., a Delaware corporation ("BUYER"), the following:


            All right, title and interest of Seller in and to the "Contracts Being Assigned" (as defined in the Purchase Agreement described below), which Contracts Being Assigned are further described in Exhibit "A" attached hereto and incorporated herein by this reference, and all claims thereunder (provided that, subject to Section 5D(1)(b) of the Purchase Agreement, Seller shall not hereby be deemed to have waived or released any party from any rights to indemnification or any defenses, counterclaims or other similar claims with respect to pre-closing occurrences); and

            All right, title and interest of Seller in and to the "Real Property," the "Building," "Other Property Rights," or "Personal Property" (as such terms are defined in that certain Purchase Agreement ["PURCHASE AGREEMENT"] dated as of December ___, 1997, between the Seller and Buyer, providing for, among other things, the purchase and sale of that certain office building located in New York, New York, commonly known as "40 Broad Street"), including, without limitation, all licenses, certificates of occupancy, permits, consents, approvals and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property.


      This General Assignment and Assumption is given pursuant to the Purchase Agreement. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in Paragraph 10B of the Purchase Agreement) provided in the Purchase Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. The property conveyed hereunder is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Purchase Agreement.

      The parties hereto agree and acknowledge that this Agreement constitutes a present assignment of Seller's right, title and interest in, to and under the Contracts Being Assigned, the Real Property, the Building, the Other Property Rights, the Personal Property and the other Property described in the Purchase Agreement, but not Seller's obligations or liabilities under the assignment of Seller's right, title and interest in, to and under the Contracts Being Assigned, the Real Property, the Building, the Other Property Rights, the Personal Property and the other Property described in the Purchase Agreement, in each case, accruing or occurring prior to the date hereof, except as otherwise provide for in the Purchase Agreement.

      This Assignment shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

      This General Assignment and Assumption may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      Seller agrees that it will at any time and from time to time, upon the reasonable request of Buyer, its successors and assigns, do, execute, acknowledge and deliver all such future instruments and documents to further and more fully carry out the purposes of this instrument (provided the foregoing obligations do not materially increase the costs to, or liability or obligation of, Seller in a manner not otherwise provided in the Purchase Agreement).

      Buyer hereby accepts delivery of the foregoing General Assignment and Assumption and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller under the Contracts Being Assigned, to the extent the same arise from and after the date hereof and are not the responsibility of the Seller under the provisions of the Purchase Agreement, including, but not limited to, the provisions of
Section 5D of the Purchase Agreement; however, the foregoing shall not limit Buyer's obligations under Section 5D of the Purchase Agreement.

      Buyer agrees that it will at any time and from time to time, upon the reasonable request of Seller, its successors and assigns, do, execute, acknowledge and deliver all such future instruments and documents to further and more fully carry out the purposes of this instrument

(provided the foregoing obligations do not materially increase the costs to, or liability or obligation of, Seller in a manner not otherwise provided in the Purchase Agreement).

      DATED:  As of December ___, 1997.

                        JMB-40 BROAD STREET ASSOCIATES,
                        an Illinois general partnership

                        By:   JMB INCOME PROPERTIES, LTD.,-XII,
                              an Illinois limited partnership,
                              General Partner

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner


                                    By:    ____________________________
                                    Name:  ___________________________
                                    Title: ___________________________

                        40 BROAD DELAWARE, INC.,
                        a Delaware corporation


                        By:_________________________________
                        Name: ______________________________
                        Title: _____________________________


                        By:_________________________________
                        Name: ______________________________
                        Title: _____________________________

                                 EXHIBIT "A"

                               (See Attached)

                                BILL OF SALE

                    (40 Broad Street; New York, New York)

      FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, JMB-40 BROAD STREET ASSOCIATES, an Illinois general partnership ("SELLER"), hereby sells, transfers, assigns and conveys to 40 BROAD DELAWARE, INC., a Delaware corporation ("BUYER"), all right, title and interest of Seller in and to (i) those items of tangible "Personal Property" (as defined in the Purchase Agreement described below), which tangible Personal Property is further described in Exhibit "A" attached hereto and made a part hereof, and all other tangible personal property located on the "Real Property" (as such term is defined in that certain Purchase Agreement ["PURCHASE AGREEMENT"] dated as of December ___, 1997, between the Seller and Buyer, providing for, among other things, the purchase and sale of that certain office center located in New York, New York, commonly known as "40 Broad Street") and used in the ownership, operation and maintenance of the "Property" (as defined in the Purchase Agreement), including, without limitation, all furniture, furnishings, fixtures, appliances, machinery and equipment owned by Seller (provided, however, the foregoing does not include any proprietary software items), and (ii) all intangible property relating to the Property, including, without limitation, any and all rights of Seller in and to the name "40 Broad Street," all plans and specifications for the Property, all third party engineering, soils, curtain wall and hazardous reports and studies relating to the Property, all catalogues, warranties, guarantees, correspondence with present or prospective tenants or suppliers and non-proprietary books, records and files relating to the condition or operations of the Property.

      This Assignment shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

      This Bill of Sale is given pursuant to the Purchase Agreement. The covenants, agreements, and limitations (including, but not limited to, the limitations of liability provided in paragraph 10B of the Purchase Agreement) provided in the Purchase Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns.

Said property is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Purchase Agreement.

      DATED:  As of December ___, 1997.

                        JMB-40 BROAD STREET ASSOCIATES,
                        an Illinois general partnership

                        By:   JMB INCOME PROPERTIES, LTD.,-XII,
                              an Illinois limited partnership,
                              General Partner

                              By:   JMB REALTY CORPORATION,
                                    a Delaware corporation,
                                    Corporate General Partner

                                    By:    _____________________________
                                    Name:  ___________________________
                                    Title: ___________________________

                    Exhibit R - Contracts Being Assigned

Northeastern Chemical Corporation - Water Treatment
Mutliplex Electrical System - Class E Fire Alarm
The Plant Lady Store - Plant Maintenance
Remco Maintenance Corporation - Metal Maintenance
USA Waste of New York - Rubbish Removal and Recycling
GNC - Security
Johnson Controls - Engineer
Pagenet - Beepers
Pitney Bowes - Fax
Pritchard - Cleaning
Schindler Elevators - Elevator, as amended
Xerox - Photocopier